EXHIBIT 5

                            ARNALL GOLDEN GREGORY LLP
                            2800 ONE ATLANTIC CENTER
                           1201 WEST PEACHTREE STREET
                           ATLANTA, GEORGIA 30309-3450


                                                                  (404) 873-8500

                                                                  (404) 873-8501


                                October 29, 2002


PRG-Schultz International, Inc.
2300 Windy Ridge Parkway
Suite 100 North
Atlanta, Georgia  30339-8426

         Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration by PRG-Schultz International, Inc., a Georgia corporation ("PRG-Schultz"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 3,250,000 shares of PRG-Schultz common stock, no par value (the "Shares"), which are to be offered and sold by PRG-Schultz through the following plans: PRG-Schultz Stock Incentive Plan and PRG-Schultz Employee Stock Purchase Plan (collectively, the "Plans").

     In acting as counsel to PRG-Schultz, we have examined and relied upon such corporate records, documents, certificates and other instruments and examined such questions of law as we have considered necessary or appropriate for the purposes of this opinion. In addition, we assume that the purchase price, or other consideration to be received by PRG-Schultz per Share will, in all cases, equal or exceed the value of a Share. Based upon and subject to the foregoing, we advise you that in our opinion the Shares to be sold pursuant to and in accordance with the Plans have been duly and validly authorized and will, upon receipt in full of the consideration provided in the Plans, and upon issuance pursuant to a current prospectus in conformity with the Act, be legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Interests of Named Experts and Counsel" contained therein. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                   Sincerely,



                                   /s/ ARNALL GOLDEN GREGORY LLP
                                       ARNALL GOLDEN GREGORY LLP




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